UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2010, Kensey Nash Corporation (the “Company”) entered into a mutual consent to extend the employment term (collectively, the “Mutual Consents to Extend Employment Terms”) of each of the existing employment agreements (collectively, the “Existing Employment Agreements”) with Joseph W. Kaufmann, President and Chief Executive Officer of the Company, and Douglas G. Evans, P.E., Chief Operating Officer of the Company.

The Mutual Consents to Extend Employment Terms extend the term of each of the Existing Employment Agreements to June 27, 2012; provided that such extension shall become effective on June 27, 2010, so long as the applicable employment term is not terminated earlier pursuant to the applicable Existing Employment Agreement.

The foregoing description of the Mutual Consents to Extend Employment Terms is qualified in its entirety by the actual provisions of the Mutual Consents to Extend Employment Terms, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Mutual Consent to Extend Employment Term for Joseph W. Kaufmann, President and Chief Executive Officer, dated March 16, 2010.

10.2	Mutual Consent to Extend Employment Term for Douglas G. Evans, P.E., Chief Operating Officer, dated March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

	By:	/S/ MICHAEL CELANO
Michael Celano
Chief Financial Officer

Dated: March 22, 2010

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